DISTRIBUTION AGREEMENT

SCHEDULE A

AMENDED AS OF JANUARY 6, 2025

Fund	Effective Date	Initial Period End

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018

Nuveen (f/k/a NuShares) REIT ETF	December 5, 2016	August 1, 2018

Nuveen (f/k/a NuShares) Large-Cap Growth ETF	December 7, 2016	August 1, 2018

Nuveen (f/k/a NuShares) Large-Cap Value ETF	December 7, 2016	August 1, 2018

Nuveen (f/k/a NuShares) Mid-Cap Growth ETF	December 7, 2016	August 1, 2018

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2018

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF (f/k/a Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF)	March 14, 2017	August 1, 2018

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019

Nuveen ESG Large-Cap ETF	June 4, 2019	August 15, 2020

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 15, 2021

Nuveen Dividend Growth ETF	July 26, 2021	August 15, 2022

Nuveen Small Cap Select ETF	July 26, 2021	August 15, 2022

Nuveen Winslow Large-Cap Growth ESG ETF	July 26, 2021	August 15, 2022

Nuveen ESG Dividend ETF	August 26, 2021	August 15, 2023

Nuveen Growth Opportunities ETF	September 15, 2021	August 15, 2023

Nuveen Core Plus Bond ETF	March 6, 2024	May 1, 2025

Nuveen Preferred and Income ETF	March 6, 2024	May 1, 2025

Nuveen Ultra Short Income ETF	March 6, 2024	May 1, 2025

Nuveen Sustainable Core ETF	March 6, 2024	May 1, 2025

Nuveen AA-BBB CLO ETF	December 3, 2024	May 1, 2026

Nuveen High Yield Municipal Income ETF	January 22, 2025	May 1, 2026

Nuveen Municipal Income ETF	January 22, 2025	May 1, 2026

[SIGNATURE PAGE FOLLOWS]

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Signed: January 6, 2025

NUSHARES ETF TRUST, a Massachusetts business trust		NUVEEN SECURITIES, LLC, a Delaware limited liability company

By:	/s/ Diana Gonzalez	By:	/s/ Mark Czarniecki
Title: Vice President and Secretary		Title: Managing Director

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